Exhibit 10.73

FIRST AMENDMENT TO THE

GUESS?, INC.

2004 EQUITY INCENTIVE PLAN

WHEREAS, Guess?, Inc. (the “Company”) maintains the Guess?, Inc. 2004 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Compensation Committee of the Board of Directors of the Company may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to provide for grants of stock units to Eligible Individuals;

NOW, THEREFORE, the Plan is hereby amended, effective May 9, 2006 as follows:

SECTION 2

DEFINITIONS

1.             The definition of “Award” in Section 2 is amended in its entirety to read as follows:

“‘Award’ means an award made pursuant to the terms of the Plan to an Eligible Individual (as hereinafter defined) in the form of Stock Options, Restricted Stock Awards, Stock Units, Performance Share Awards, Performance Units, Special Performance-Based Awards, or Stock Appreciation Rights.”

2.             Section 2 is amended by adding the following definitions:

“‘Restricted Stock Unit’ means a Stock Unit subject to such conditions on vesting and payout as the Committee may determine.

“‘Stock Unit’ means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of the Stock Unit grant.”

SECTION 9A

STOCK UNITS

3.             A new Section 9A is added to the Plan to read as follows:

“9A.        Stock Units.  Awards of Stock Units granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)           Terms and Conditions of Stock Units Generally; Award Agreement.  The Committee may, in its discretion, (1) authorize and grant to any Eligible Individual an Award of Stock Units, (2) credit to any Eligible Employee Stock Units, (3) permit an Eligible Employee to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or (4) grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan.  The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement and any relevant Company bonus, performance or other service or deferred compensation plan, in form substantially as approved by the Committee, in each case subject to compliance with Section 409A of the Code.

(b)           Payment of Awards.  Subject to compliance with Section 409A of the Code, the Committee, in the applicable Award Agreement or other award agreement or the relevant Company deferred compensation plan, may permit the Eligible Individual to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provisions for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

(c)           Dividend Equivalent Rights.  In its discretion, the Committee may grant to any Eligible Individual “Dividend Equivalent Rights” concurrently with the grant of any Award of Stock Units, on such terms as set forth by the Committee in the applicable Award Agreement.  Dividend Equivalent Rights shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates during the period between the date of grant (or such later date as the Committee may set) and the date the Award of Stock Units expires (or such earlier date as the Committee may set), as determined by the Committee.  Dividend Equivalent Rights shall be payable in cash or shares of Common Stock, and may be subject to such conditions, as may be determined by the Committee.

(d)           Cancellation of Restricted Stock Units.  Unless the Committee otherwise expressly provides, and subject to Section 14 hereof, Restricted Stock Units that remain subject to conditions to vesting at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be cancelled, unless the Committee otherwise provides in or by amendment to the applicable terms of the Award.

(e)           Rights as Shareholder.  A Participant shall have no rights as a shareholder with respect to an Award of Stock Units.  Stock Units may, however, by express provision in the applicable Award Agreement, entitle a Participant to Dividend Equivalent Rights as provided under Section 9A(c) hereof.”

SECTION 14

TERMINATION OF EMPLOYMENT

4.             Subsections 14(a) and 14(b) are amended in their entirety to read as follows:

“(a)         Disability or Retirement.  Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant’s employment with the Company and its Subsidiaries terminates by reason of Disability or Retirement, (i) any Stock Option or Stock Appreciation Right held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period (the “Exercise Period”) of one year from the date of such Disability or Retirement or until the expiration of the stated term of the Stock Option or Stock Appreciation Right, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Stock Option or Stock Appreciation Right shall be forfeited; provided, however, that if a Participant terminates employment by reason of Retirement and such Participant holds an Incentive Stock Option, the Exercise Period shall not exceed the shorter of three months from the date of Retirement and the remainder of the stated term of such Incentive Stock Option; provided further, however, that if the Participant dies during the Exercise Period, any unexercised Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative of the estate or legatee of the Participant under the will of the Participant, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is shorter (or, in the case of an Incentive Stock Option, for a period equal to the remainder of the Exercise Period), (ii) with respect to a Restricted Stock Award, if such termination is prior to the end of any applicable restriction period, the number of shares of Common Stock subject to such Award which have not become vested as of the date of Disability or Retirement shall be forfeited, (iii) with respect to a Restricted Stock Unit Award, if such termination is prior to the end of any applicable conditions to vesting, the number of Restricted Stock Units subject to such Award that have not become vested as of the date of Disability or Retirement shall be forfeited and (iv) with respect to a Performance Share Award or a Performance Unit Award, if such termination is prior to the end of any applicable Performance Period, the number of shares of Common Stock subject to such Award which have not been earned or the corresponding Award payment, as the case may be, as of the date of Disability or Retirement shall be forfeited.  In determining whether to exercise its discretion under the first sentence of this Section 14(a) with respect to an Incentive Stock Option the Committee may consider the provisions of Section 422 of the Code.

(b)           Other Terminations.  Unless the Committee determines otherwise in its sole discretion at the time of grant or subsequent thereto, if a Participant’s employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, (i) any Stock Option or Stock Appreciation Right held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of sixty (60) days from the date of such termination of employment or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Stock Option or Stock Appreciation Right shall be forfeited, and (ii) with respect to a Restricted Stock Award, if such termination is prior to the end of any applicable restriction period, the number of shares of Common Stock subject to such Award which have not become vested as of the date of termination shall be forfeited, (iii) with respect to a Restricted Stock Unit Award, if such termination is prior to the end of any applicable conditions to vesting, the number of Restricted Stock Units subject to such Award that have not become vested as of the date of termination shall be forfeited and (iv) with respect to a Performance Share Award or a Performance Unit Award, if such termination is prior to the end of any applicable Performance Period, the number of shares of Common Stock subject to such Award which have not been earned or the corresponding Award payment, as the case may be, as of the date of termination shall be forfeited.  In determining whether to exercise its discretion under the first sentence of this Section 14(b) with respect to an Incentive Stock Option, the Committee may consider the provisions of Section 422 of the Code.”

SECTION 16

RECAPITALIZATION OR REORGANIZATION

6.             Subsection 16(b) is amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, in each case, no adjustment shall be made to any Award that would subject the holder of such Award to additional tax under Section 409A of the Code with respect to such Award.”

SECTION 17

CHANGE IN CONTROL

5.             Section 17 is amended in its entirety to read as follows:

“Change in Control.  Subject to Section 16(c), in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all restrictions and conditions of all Restricted Stock Units then outstanding shall lapse and such Restricted Stock Units shall become payable as of the date of the Change in Control, (iv) each other Award that is granted under this Plan shall become payable to the holder of such Award as of the date of the Change in Control, and (v) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.  Notwithstanding the foregoing, an Award shall not be accelerated and/or become payable pursuant to this Section 17 to the extent that such acceleration and/or payment shall cause the holder of such Award to be subjected to additional tax under Section 409A of the Code with respect to such Award.  If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this 9th day of May, 2006.

GUESS?, INC.

/s/ Carlos Alberini
Name: Carlos Alberini
Title: President and Chief Operating Officer